                                                              EXHIBIT 4.14


                                                          FILED
                                                         WYOMING
                                                    Secretary of State

      AMENDMENT NO. 2 TO DEED OF TRUST, MORTGAGE, SECURITY
    AGREEMENT, ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT
           (PERSONAL PROPERTY INCLUDING HYDROCARBONS),
                       AND FIXTURE FILING


          THIS AMENDMENT NO. 2 TO DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT (PERSONAL PROPERTY INCLUDING HYDROCARBONS) AND FIXTURE FILING (this "AMENDMENT") is entered into as of August 31, 1995 at 9:00 a.m., Mountain Time (the "EFFECTIVE DATE") by and between FOREST OIL CORPORATION, a New York corporation with an address for notice hereunder of 1500 Colorado National Building, 950 17th Street, Denver, Colorado 80202 ("MORTGAGOR") to:

          1. THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), with an address at One Chase Manhattan Plaza, New York, New York 10081, as agent for each bank referred to below (in such capacity, the "AGENT") (the Agent, together with its successors in such capacity, is hereinafter referred to as the "SECURED PARTY"), as to any and all portions of the Collateral EXCEPT those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) constitute interests in or to real property under the law of the State of Texas (the "DT COLLATERAL"); and

          2. Ian G.P. Schottlaender, with an address at One Chase Manhattan Plaza, New York, New York 10081, as trustee (successor to Bettylou J. Robert) (in such capacity, together with her successors and assigns in such capacity, the "TRUSTEE"), but only as to the DT Collateral.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE SECURED PARTY TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS INSTRUMENT.


                         R E C I T A L S

          A. Mortgagor, certain banks (collectively, the "EXISTING BANKS"), and the Agent are parties to a Credit
Agreement dated as of December 1, 1993 (as heretofore modified and supplemented and in effect on the date hereof (the "ORIGINAL
CREDIT AGREEMENT").

          B. Mortgagor, certain banks (collectively, the "BANKS"), and the Agent have agreed to amend and restate the Original Credit Agreement pursuant to an Amended and Restated Credit Agreement dated as of August 31, 1995 (the Original Credit Agreement as so amended and restated and as the same may be further amended and restated and in effect from time to time, being referred to herein as the "CREDIT AGREEMENT")

          C. The Original Credit Agreement is secured by, among other things, that certain Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing dated as of December 1, 1993 from Mortgagor to Secured Party and Trustee (as heretofore modified and supplemented, the "DEED OF TRUST").

          D. The Deed of Trust was duly recorded as set forth on Schedule 1 attached hereto.

          E. Mortgagor and Secured Party now desire to amend the Deed of Trust to provide for the continuation of the mortgage lien and security interest provided under the Deed of Trust by Mortgagor to the Secured Party, for the benefit of itself and the Banks.

          NOW, THEREFORE, in view of the foregoing, Mortgagor and Secured Party do hereby agree as follows:

          1. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Deed of Trust.

          2. All references in the Deed of Trust to "this Instrument", as defined in the opening paragraph of the Deed of Trust shall mean the Deed of Trust as amended hereby and as the same may from time to time be further amended or supplemented.

          3. The Deed of Trust is hereby amended by deleting Recital 1 in its entirety and substituting the following therefor:

               "1. Pursuant to the terms of the Amended and Restated Credit Agreement dated as of August 31, 1995 among Mortgagor, certain banks (collectively, the "BANKS"), the Subsidiary Borrowers, the Subsidiary Guarantors and the Secured Party (as amended, supplemented and otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"), the Banks have agreed to make loans from time to time under a revolving credit facility Mortgagor the aggregate principal or stated amount of which shall not exceed $50,000,000.00 at any one time (maturing July 1, 1998),


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


          and issue or acquire participation interests in letters of credit for account of Mortgagor the aggregate amount of the liabilities of the Banks under which shall not exceed $10,000,000.00."

          4. Mortgagor hereby confirms that pursuant to and subject to the terms of the Deed of Trust, it has heretofore absolutely and unconditionally granted, bargained, sold, assigned, transferred and conveyed the DT Collateral to the Trustee and granted to the Secured Party a security interest in those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) do not constitute DT Collateral.

          5. Mortgagor hereby confirms that pursuant to and subject to the Deed of Trust, it has heretofore absolutely and unconditionally granted, bargained, sold, assigned, transferred, pledged, mortgaged, warranted and conveyed to the Secured Party and granted the Secured Party a security interest in all of the Collateral (except the DT Collateral), including, without limitation, all severed and extracted Hydrocarbons and other minerals produced from or attributable to the Mortgaged Property, including, without limitation, all of the proceeds thereof.

          6. The parties hereto hereby acknowledge and agree that except as specifically amended, changed or modified hereby, the Deed of Trust shall remain in full force and effect in accordance with its terms. None of the rights, titles and interests existing and to exist under the Deed of Trust are hereby released, diminished or impaired, and Mortgagor hereby reaffirms all agreements and covenants and acknowledges and agrees that, except as previously disclosed by Mortgagor under the Deed of Trust (except to the extent same relate to Collateral that is no longer owned by Mortgagor and other than the representation and warranty set forth in the first sentence of
Section 2.02(c) of the Deed of Trust) are true and correct in all material respects as of the date hereof. Mortgagor also represents and warrants to the Banks that the current net overproduced position of the Mortgagor with respect to Hydrocarbons produced from the Mortgaged Properties (expressed in volumetric terms) is not materially greater than the overproduced position of the Mortgagor with respect to the Mortgaged Properties as of December 1, 1993.

          7. INSOFAR AS PERMITTED BY OTHERWISE APPLICABLE LAW, THIS AMENDMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW RULES). MORTGAGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND EACH OTHER STATE WHERE THE COLLATERAL IS LOCATED AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AMENDMENT, THE BASIC DOCUMENTS OR THE OBLIGATIONS IN THE CASE OF A


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


PROCEEDING IN ANY OF SUCH STATES, BY SERVING THE SECRETARY OF STATE OF SUCH STATE IN ACCORDANCE WITH ANY APPLICABLE PROVISIONS OF SUCH STATE'S LAW GOVERNING SERVICE OF PROCESS UPON FOREIGN CORPORATIONS OR ENTITIES.

          8. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.

          EXECUTED as of the 31st day of August, 1995 (the
"EFFECTIVE DATE").

                                   MORTGAGOR:

                                   FOREST OIL CORPORATION


                                   By: /s/ Kenton M. Scroggs
                                      -------------------------------
                                   Name:   Kenton M. Scroggs
                                   Title:  Vice President & Treasurer


                                   SECURED PARTY:

                                   THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION)


                                   By: /s/ Ian G.P. Schottlaender
                                      -------------------------------
                                   Name:  Ian G.P. Schottlaender
                                   Title: Managing Director


                                   TRUSTEE:

                                   By: /s/ Ian G.P. Schottlaender
                                      -------------------------------
                                   Name:   Ian G.P. Schottlaender
                                   Title:  Managing Director

                         ACKNOWLEDGEMENT




STATE OF COLORADO        )
                          : ss.
COUNTY OF DENVER         )

          BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on Sept. 7, 1995 there personally appeared before me, the following person, being the designated officer of the corporation set opposite his name, and such corporation being a party to the foregoing Amendment:

          Kenton M. Scroggs, the Vice President & Treasurer of Forest Oil Corporation,

          This Amendment was acknowledged before me on this 7th day of Sept., 1995 by Kenton M. Scroggs, of Forest Oil Corporation, a New York corporation, on behalf of said corporation.

          LOUISIANA

          Who being by me duly sworn, deposed and said that he is the designated officer of said corporation described in and which executed the foregoing Amendment, that he signed his name thereto by order of the Board of Directors of said corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the free act and deed of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of Denver, State of Colorado, this 7th day of Sept., 1995.

                         /s/ Teresa J. Marano
                         ----------------------------------------
                         Notary Public, State of Colorado
 (NOTARY
   SEAL)                 Notary's Printed Name: Teresa J. Marano

                         My Commission expires: Aug. 11, 1996

                         ACKNOWLEDGEMENT


STATE OF NEW YORK   )
                    : ss.
COUNTY OF NEW YORK  )

          BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on September 5, 1995 there personally appeared before me, the following person, being the designated officer of the national banking association set opposite his name, and such corporation being a party to the foregoing Amendment:

          Ian G.P. Schottlaender, a Managing Director of The Chase Manhattan Bank (National Association),

          This Amendment was acknowledged before me on this 5th day of September, 1995 by Ian G.P. Schottlaender, of The Chase Manhattan Bank (National Association), a national banking association, on behalf of said national banking association.

          LOUISIANA

          Who being by me duly sworn, deposed and said that he is the designated officer of said national banking association described in and which executed the foregoing Amendment, that he signed his name thereto by order of the Board of Directors of said national banking association, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the free act and deed of said national banking association.

          IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of New York, State of New York, this 5th day of September, 1995.

                         /s/ Joyce I. Francis
                         ---------------------------------------
                         Notary Public, State of New York

                         Notary's Printed Name: Joyce I. Francis

                         My Commission expires: 12/27/96



                                     JOYCE I. FRANCIS
                               Notary Public, State of New York
                                      No. 01FR5037511
                                Qualified in New York County
                            Certificate Filed in New York County
                            Commission Expires December 27, 1996

                         ACKNOWLEDGEMENT



STATE OF NEW YORK  )
                   : ss.
COUNTY OF NEW YORK )

          BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on September 5, 1995 there personally appeared before me, the following person, being a party to the foregoing
Amendment:

          This Amendment was acknowledged before me on this 5th day of September, 1995 by Ian G.P. Schottlaender.

          LOUISIANA

          Who being by me duly sworn, deposed and said that he is the Trustee described in the foregoing Amendment, that he signed his name thereto, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as him free act and deed.

          IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of New York, State of New York, this 5th day of September, 1995.

                         /s/ JOYCE I. FRANCIS
                         ----------------------------------------
                         Notary Public, State of New York

                         Notary's Printed Name: Joyce I. Francis

                         My Commission expires: 12/27/96



                                     JOYCE I. FRANCIS
                               Notary Public, State of New York
                                      No. 01FR5037511
                                Qualified in New York County
                            Certificate Filed in New York County
                            Commission Expires December 27, 1996

                                                       Schedule 1



                SCHEDULE OF RECORDING INFORMATION

                     FOREST OIL CORPORATION

                              and

         THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)
                            as Agent



1. Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing executed by Forest Oil Corporation ("Forest") in favor of Bettylou J. Robert, as Trustee, for the benefit of The Chase Manhattan Bank (National Association), as Agent (all recording references are to the Real Property Records):

RECORDED IN THE STATE OF TEXAS

     COUNTY              DATE FILED         RECORDING INFORMATION
     ------              ----------         ---------------------
     Arkansas            12/8/93             Recorded 12/10/93 as
                                                          #192065

     Brazoria            12/8/93              Recorded 12/8/93 as
                                                       #93-044178

     Calhoun             12/8/93              Recorded 12/8/93 in
                                              Volume 116, Page 73

     Chambers            12/8/93             Recorded 12/10/93 in
                                          Volume 93-225, Page 522

     Galveston           12/16/93            Recorded 12/16/93 as
                                                        # 9353245

     Hidalgo             12/8/93              Recorded 12/8/93 as
                                                         # 357731

     Jefferson           12/8/93              Recorded 12/8/93 as
                                                        #93-41412

     Loving              12/8/93              Recorded 12/8/93 in
                                              Volume 45, Page 688

     Matagorda           12/8/93              Recorded 12/8/93 in
                                             Volume 366, Page 787

     Pecos               12/8/93              Recorded 12/8/93 in
                                              Volume 272, Page 25

     Reeves              12/8/93              Recorded 12/8/93 in
                                             Volume 533, Page 315

     Ward                12/8/93              Recorded 12/9/93 in
                                             Volume 175, Page 524

RECORDED IN THE STATE OF OKLAHOMA

     COUNTY              DATE FILED         RECORDING INFORMATION
     ------              ----------         ---------------------
     Caddo               12/8/93              Recorded 12/8/93 as
                                                      No. 93 9150

     Oklahoma            12/8/93              Recorded 12/8/93 as
                                                        No. 03908

     Washita             12/8/93              Recorded 12/8/93 as
                                                           E-1333

RECORDED IN THE STATE OF WYOMING

     COUNTY              DATE FILED         RECORDING INFORMATION
     ------              ----------         ---------------------
     Natrona             12/8/93              Recorded 12/8/93 as
                                               Instrument #535014


RECORDED IN THE STATE OF LOUISIANA

A.   PARISH              DATE FILED         RECORDING INFORMATION
     ------              ----------         ---------------------
     Iberia              12/7/93                Entry No. 93-8912
                                           MOB A-633, folio _____

     Vermilion           12/7/93                Entry No. 9311419
                                           MOB _____, folio _____

     St. Mary            12/7/93                Entry No. 206,342
                                               MOB 677, folio 650

     Cameron             12/7/93                 Entry No. 233834
                                             MOB 197, folio _____

     Plaquemines         12/7/93                 MOB 231, folio 1

     LaFourche           12/7/93                 Entry No. 759883
                                             MOB 657, folio _____

     Terrebonne          12/7/93                 Entry No. 927906
                                             MOB 959, folio _____


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


     Jefferson           12/8/93                Entry No. 9368844
                                              MOB 3629, folio 248


B.   Minerals Management Service
     Gulf of Mexico Region
     December 7, 1993
     Lease Files:
     OCS-G 0900, OCS-G 0986, OCS-G 0987, OCS-G 0991,
     OCS-G 0992, OCS-G 0993, OCS-G 0994, OCS-G 0995,
     OCS-G 0996, OCS-G -997, OCS-G 1216, OCS-G 1217,
     OCS-G 1979, OCS-G 1980, OCS-G 1981, OCS-G 1982,
     OCS-G 5517, OCS-G 5625, OCS-G 7793, OCS-G 8434,
     OCS-G 8457, OCS-G 9627, OCS-G 9651, OCS-G 10742,
     OCS-G 10785

2. Financing Statement executed by Forest in connection with item # 1 above and filed as follows:

     LOCATION            DATE FILED            FILING INFORMATION
     --------            ----------            ------------------
     Secretary of        12/8/93                          #230027
      State of Texas







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